CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of March 1st, 2007, is entered into by and between DOUGLAS LAKE MINERALS INC., a Nevada corporation (herein referred to as "the Company") and HARPREET S. SANGHA (herein referred to as "the Consultant") of Suite 400-1445 West Georgia Street, Vancouver, BC V6G 2T3.

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTB Bulletin Board under the symbol DLKM OB; and

WHEREAS, the Company desires to engage the services of the Consultant to represent the Company in Financing and Public Relations with investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

WHEREAS, the Consultant is a related party to the Company and acts in the capacity of President and CEO;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing upon March 1st, 2007 and ending on August 31 2007.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.

(a) Consult and assist the Company in implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the professional financial community.

(b) Introduce the Company to the financial community;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans and strategy, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult the Company with respect to its relations with analysts and other investment professionals;

00

(e) Upon the Company's direction and approval, disseminate information regarding the Company to investment community professionals;

(f) Upon the Company's approval, conduct meetings, in person or by telephone, with analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations activities, so long as such activities are in compliance with all applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner and on a "best efforts" basis. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate the Consultant by payment of TEN THOUSAND UNITED STATED DOLLARS ($10,000 USD) per calendar month, for six months.

5. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable, subject to the Company's rights in the event of the Consultant's non-performance or breach of this Agreement. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

6. Expenses. Consultant agrees to pay for all expenses (phone, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals etc.) as considered necessary by the Consultant.

7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

8. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor, tax professional, CPA or attorney. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.